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                                                                      Exhibit 11


                            BHA GROUP HOLDINGS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                Three Months Ended
                                             June 30, 1999                              June 30, 1998
                               Net Earnings     Shares       Per-Share    Net Earnings      Shares       Per-Share
                                (Numerator)    (Denom.)        Amt.        (Numerator)     (Denom.)        Amt.
                                ----------     --------        ----        -----------     --------        ----
  Basic earnings per share:
Earnings available to common
        shareholders               $ 597          6,993       $ 0.09         $ 1,895         7,178        $ 0.26

     Effect of dilutive
 securities--stock options          --               46                           --           501

Diluted earnings per share:
Earnings available to common
  shareholders and assumed
         conversion                $ 597          7,039       $ 0.08         $ 1,895         7,679        $ 0.25
                               ========================================== ===========================================


                                                                 Nine Months Ended
                                             June 30, 1999                              June 30, 1998
                               Net Earnings     Shares       Per-Share    Net Earnings      Shares       Per-Share
                                (Numerator)    (Denom.)        Amt.        (Numerator)     (Denom.)        Amt.
                                ----------     --------        ----        -----------     --------        ----
  Basic earnings per share:
Earnings available to common
        shareholders              $ 1,757         7,052       $ 0.25         $ 5,386         7,169        $ 0.75

     Effect of dilutive
  securities--stock options         --              117                        --              508

Diluted earnings per share:
Earnings available to common
  shareholders and assumed
         conversion               $ 1,757         7,169       $ 0.25         $ 5,386         7,677        $ 0.70
                               ========================================== ===========================================